Exhibit 5.1

ArentFox Schiff LLP 1717 K Street, NW Washington, DC 20006 202.857.6000main 202.857.6395fax afslaw.com

August 14, 2024

Board of Directors
Precision Optics Corporation, Inc.
22 East Broadway
Gardener, Massachusetts 01440-3338

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Precision Optics Corporation, Inc., a Massachusetts corporation (the “Company”), in connection with the Registration Statement on Form S-3, Registration No. 333-280047 (as amended, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and the related prospectus included therein (the “Prospectus”) and the prospectus supplement to be filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act (the “Prospectus Supplement”). The Registration Statement, which was declared effective on June 14, 2024, relates to the issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act, of, among other securities, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). We have also acted as counsel to the Company in connection with the issuance, offer and sale of up to an aggregate of 265,868 shares (the “Shares”) of Common Stock. The Shares are being sold pursuant to securities purchase agreements by and among the Company and certain investors (the “Securities Purchase Agreements”). This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulations S-K under the Securities Act.

In connection with our opinion, we have examined the Registration Statement (including the exhibits thereto), the Prospectus, the Prospectus Supplement, the Securities Purchase Agreements and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the legal capacity of all natural persons. As to matters of fact material to our opinions in this letter, we have relied on certificates and statements from officers and other employees of the Company, public officials and other appropriate persons.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1. The Shares, when issued by the Company against payment therefor in the circumstances contemplated by the Prospectus and Prospectus Supplement, will have been duly authorized for issuance by all necessary corporate action by the Company, and will be validly issued, fully paid and non-assessable.

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Precision Optics Corporation, Inc. August 14, 2024 Page 2

The foregoing opinions are limited to the Massachusetts Business Corporation Act and we express no opinion as to the laws of any other jurisdiction.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K of the Company filed August 14, 2024, and to the reference to us under the caption “Legal Matters” in the Prospectus Supplement with respect to the Shares and under the caption “Legal Matters” in the Prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ ArentFox Schiff, LLP

ArentFox Schiff LLP